Exhibit 16

June 14, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read Item 4 of Roberts Realty Investors, Inc.’s Form 8-K dated June 14, 2005, and we agree with the statements made therein, except for the last sentence of the first paragraph, with which we have no basis to agree or disagree.

/s/ Deloitte & Touche LLP